--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (Date of earliest event reported): FEBRUARY 22, 2002



                          TESORO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



               DELAWARE                              1-3473                          95-0862768
     (State or other jurisdiction           (Commission File Number)      (IRS Employer Identification No.)
           of incorporation)

                        300 CONCORD PLAZA DRIVE                                      78216-6999
                          SAN ANTONIO, TEXAS                                         (Zip Code)
               (Address of principal executive offices)




       Registrant's telephone number, including area code: (210) 828-8484




--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

         Tesoro Petroleum Corporation ("Tesoro" or the "Company") through its subsidiary, Tesoro Refining and Marketing Company, entered into a sale and purchase agreement with Ultramar Inc., a subsidiary of Valero Energy Corporation, on February 4, 2002, which was amended on February 20, 2002. Tesoro agreed to acquire the 168,000 barrel-per-day Golden Eagle refinery located in Martinez, California near the San Francisco Bay Area along with 70 associated retail sites throughout northern California. The transaction, which is subject to approval by the Federal Trade Commission and the offices of the Attorneys General of the States of California and Oregon as well as other customary conditions, is anticipated to close in April 2002. Under the terms of the sale and purchase agreement, Tesoro paid a $53.75 million earnest money deposit in February 2002. At closing, Tesoro will pay the seller a cash purchase price of $995 million, less the deposit, plus the value of inventory at closing assumed to be $130 million. The Company intends to finance the acquisition with a combination of debt (including an amendment to its senior secured credit facility) and public or private equity. The sale and purchase agreement, including the First Amendment thereto, was filed as Exhibit 2.12 to Tesoro's Annual Report on Form 10-K (SEC File No. 1-3473) for the year ended December 31, 2001 and is incorporated herein by reference.

         The foregoing is qualified in its entirety by reference to Exhibit
2.12 to Tesoro's Annual Report on Form 10-K (SEC File No. 1-3473) for the year ended December 31, 2001.

         On February 22, 2002, Tesoro issued a press release (the "Press Release") announcing that Tesoro intends to offer 20,000,000 newly issued shares of its common stock. The foregoing is qualified by reference to the press release, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

         The information included in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified as Risk Factors and Investment Considerations in Tesoro's Annual Report on Form 10-K and other of the Company's filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in the presentation data could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial statements of businesses acquired.

                  The following financial statements are included in Appendix A hereto and incorporated herein by reference:

                  FINANCIAL STATEMENTS OF GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS

                  Report of Independent Public Accountants.................. A-2

                  Balance Sheets - December 31, 2001 and 2000............... A-3

                  Statements of Income - Year Ended December 31, 2001
                  and Four Months Ended December 31, 2000................... A-4

                  Statements of Cash Flows - Year Ended December 31, 2001
                  and Four Months Ended December 31, 2000................... A-5

                  Statements of Changes in Net Parent Investment - Year
                  Ended December 31, 2001 and Four Months Ended
                  December 31, 2000......................................... A-6

                  Notes to Financial Statements............................. A-7

         (b)      Pro forma financial information.

                  The following pro forma financial information is included in Appendix B hereto and incorporated herein by reference:

                  PRO FORMA FINANCIAL STATEMENTS

                  Unaudited Pro Forma Combined Condensed Balance
                  Sheet as of December 31, 2001............................. B-4

                  Unaudited Pro Forma Combined Condensed Statement of
                  Operations for the Year Ended December 31, 2001........... B-6

         (c)      Exhibits.

                  23.1     Consent of Arthur Andersen LLP.

                  99.1 Press Release issued on February 22, 2002 by Tesoro Petroleum Corporation.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    February 22, 2002


                                         TESORO PETROLEUM CORPORATION




                                         By:  /s/ Gregory A. Wright
                                            ------------------------------
                                                  Gregory A. Wright
                                                Senior Vice President,
                                              and Chief Financial Officer

                                   APPENDIX A

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Valero Energy Corporation:

     We have audited the accompanying balance sheets of the Golden Eagle Refining and Marketing Assets Business as of December 31, 2001 and 2000, and the related statements of income, cash flows and changes in net parent investment for the year ended December 31, 2001 and the four months ended December 31, 2000 (included herein on pages A-3 through A-21). These financial statements are the responsibility of Valero Energy Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Golden Eagle Refining and Marketing Assets Business as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and the four months ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

                                            /s/ ARTHUR ANDERSEN LLP

San Antonio, Texas
February 14, 2002, except Note 16
to the financial statements for which
the date is February 20, 2002

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                 2001        2000
                                                              ----------   --------
ASSETS

CURRENT ASSETS:
  Cash......................................................  $      189   $    171
  Receivable from Tosco Corporation.........................          --      3,014
  Inventories...............................................     162,982    169,436
  Current deferred income tax asset.........................       2,804         --
  Other current assets, net.................................       4,870      5,313
                                                              ----------   --------
     TOTAL CURRENT ASSETS...................................     170,845    177,934
                                                              ----------   --------
Property, plant and equipment...............................     830,727    712,963
Less accumulated depreciation and amortization..............     (58,575)   (21,531)
                                                              ----------   --------
  Property, plant and equipment, net........................     772,152    691,432
Other assets, net...........................................     258,008     35,742
                                                              ----------   --------
     TOTAL ASSETS...........................................  $1,201,005   $905,108
                                                              ==========   ========

LIABILITIES AND NET PARENT INVESTMENT

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities..................  $   90,212   $ 96,482
  Taxes other than income taxes.............................      20,405     20,057
  Current deferred income tax liabilities...................          --     13,680
  Lease termination obligation..............................      36,088         --
                                                              ----------   --------
     TOTAL CURRENT LIABILITIES..............................     146,705    130,219
Deferred income tax liabilities.............................      85,872     27,492
Employee benefit obligations................................      29,930     24,501
Other long-term liabilities.................................       3,954      2,297
                                                              ----------   --------
     TOTAL LIABILITIES......................................     266,461    184,509
Net parent investment.......................................     934,544    720,599
                                                              ----------   --------
     TOTAL LIABILITIES AND NET PARENT INVESTMENT............  $1,201,005   $905,108
                                                              ==========   ========

              See accompanying notes to the financial statements.

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                               YEAR ENDED    FOUR MONTHS ENDED
                                                              DECEMBER 31,     DECEMBER 31,
                                                                  2001             2000
                                                              ------------   -----------------
SALES AND OTHER REVENUES....................................   $2,020,596        $841,761
                                                               ----------        --------

COSTS AND EXPENSES:
  Cost of products sold.....................................    1,281,347         612,759
  Write-down of inventories to market value.................       55,930              --
  Operating expenses........................................      309,673          91,825
  General and administrative expenses.......................       15,378           5,794
  Taxes other than income taxes.............................      167,447          45,261
  Depreciation and amortization.............................       43,969          12,229
  (Gain) loss on sale of property, plant and equipment......         (247)            184
                                                               ----------        --------
     TOTAL COSTS AND EXPENSES...............................    1,873,497         768,052
                                                               ----------        --------

INCOME BEFORE INCOME TAX EXPENSE............................      147,099          73,709

  Income tax expense........................................       60,097          30,121
                                                               ----------        --------

NET INCOME..................................................   $   87,002        $ 43,588
                                                               ==========        ========

              See accompanying notes to the financial statements.

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               YEAR ENDED    FOUR MONTHS ENDED
                                                              DECEMBER 31,     DECEMBER 31,
                                                                  2001             2000
                                                              ------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................   $  87,002         $  43,588
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................      43,969            12,229
  (Gain) loss on sale of property, plant and equipment......        (247)              184
  Deferred income taxes.....................................      41,896            24,336
  Write-down of inventories to market value.................      55,930                --
  Changes in operating assets and liabilities:
     Decrease (increase) in receivables.....................       4,825            (3,014)
     Increase in inventories................................     (21,785)           (6,307)
     Decrease (increase) in other current assets............         443            (3,727)
     (Decrease) increase in accounts payable and accrued
       liabilities..........................................     (17,559)           93,539
     Increase in taxes other than income taxes..............         348             4,248
  Increase in employee benefit obligations..................       5,429             1,792
  (Decrease) increase in other long-term liabilities........        (143)              548
                                                               ---------         ---------
       NET CASH PROVIDED BY OPERATING ACTIVITIES............     200,108           167,416
                                                               ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures........................................    (120,693)          (21,509)
Earn-out payment, net of working capital settlement, in
  connection with the Golden Eagle Refinery acquisition.....    (148,219)             (905)
Catalyst costs..............................................      (1,362)               --
Deferred refinery turnaround costs..........................     (56,519)               --
Advances to employees under notes receivable................        (501)           (2,842)
Repayments of employee notes receivable.....................          14                --
Proceeds from sale of assets................................         247                --
                                                               ---------         ---------
       NET CASH USED IN INVESTING ACTIVITIES................    (327,033)          (25,256)
                                                               ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash advances from (repayments to) parent...............     126,943          (142,141)
                                                               ---------         ---------
       NET CASH PROVIDED BY (USED IN) FINANCING
          ACTIVITIES........................................     126,943          (142,141)
                                                               ---------         ---------
NET INCREASE IN CASH........................................          18                19
CASH AT BEGINNING OF PERIOD.................................         171               152
                                                               ---------         ---------
CASH AT END OF PERIOD.......................................   $     189         $     171
                                                               =========         =========
NON-CASH ACTIVITIES:
Increase in receivable from Tosco Corporation...............   $  (1,811)        $      --
Increase in inventories.....................................     (27,691)               --
Decrease in property, plant and equipment...................       4,000             4,001
Increase in accounts payable and accrued liabilities........      47,377                --
Increase in other long-term liabilities.....................       1,800                --
Decrease in employee benefit obligations....................          --               (80)
Increase in goodwill........................................     (23,675)           (3,921)

              See accompanying notes to the financial statements.

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS

                 STATEMENTS OF CHANGES IN NET PARENT INVESTMENT
                                 (IN THOUSANDS)

BALANCE AS OF AUGUST 31, 2000 (UNAUDITED)...................    $ 819,152
  Net income................................................       43,588
  Net cash repayments to parent.............................     (142,141)
                                                                ---------
BALANCE AS OF DECEMBER 31, 2000.............................      720,599
  Net income................................................       87,002
  Net cash advances from parent.............................      126,943
                                                                ---------
BALANCE AS OF DECEMBER 31, 2001.............................    $ 934,544
                                                                =========

              See accompanying notes to the financial statements.

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 1: BUSINESS DESCRIPTION

     During the period covered by these financial statements, Ultramar Diamond Shamrock Corporation (UDS), an independent refining and marketing company, owned and operated 7 refineries and marketed its products through over 4,500 company-operated and dealer-operated convenience stores. Ultramar Inc. (Ultramar), a subsidiary of UDS, owned and operated two refineries (the Golden Eagle refinery and the Wilmington refinery) and marketed its products through over 200 company-operated and dealer-operated convenience stores.

     In conjunction with Valero Energy Corporation's (Valero) acquisition of UDS on December 31, 2001, the U.S. Federal Trade Commission (FTC) approved a consent decree requiring divestiture of certain UDS assets. Pursuant to the consent decree, the assets to be divested were required to be put into a trust, with the future operations of those assets controlled by an independent trustee selected by the FTC. These assets and their related operations are referred to as the Golden Eagle Refining and Marketing Assets Business (the Business) and include:

     - the 168,000-barrel per day Golden Eagle Refinery located in the San Francisco Bay area and all tangible assets used in the operation of the refinery including docks, tanks and pipelines;

     - the wholesale marketing business, which includes primarily sales to unbranded customers located in the northern half of California, Fresno and north, and Reno, Nevada; and

     - 70 Beacon- and Ultramar-branded convenience stores located in Northern California, including land, buildings, pump equipment, underground storage tanks and various store equipment.

     The Golden Eagle Refinery, which UDS acquired on August 31, 2000, is located on 2,300 acres in Contra Costa County, California near San Francisco. The refinery relies primarily on a blend of California and foreign crude oil to produce conventional gasolines and diesel and California Air Resource Board
(CARB) specification reformulated gasoline and diesel. In addition to the main refinery processing units, the refinery complex includes three wharves, water treatment systems, pipelines, and a chemical production facility. The refinery has approximately 140 tanks with combined capacity of 7,700,000 barrels for crude oil and other feedstocks and refined products.

     The 70 convenience stores sell various grades of gasoline and diesel, and merchandise products such as cigarettes, beverages, groceries, and health and beauty aids.

     Under the terms of the consent decree, the Business was assigned 6 term sales contracts (wholesale customers) and 9 refined product exchange contracts. The exchange contracts provide for the delivery of refined products to unaffiliated companies at third party terminals in exchange for delivery of a similar quantity of refined products to the Business by these unaffiliated companies at specified locations. In addition, Ultramar has the option to purchase refined products from the Business at market prices to supply branded convenience stores located in Northern California, which are being retained by Ultramar.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation: These audited financial statements have been prepared in accordance with United States generally accepted accounting principles. The financial statements represent a carve-out financial statement presentation of the operations of the Business and reflect UDS' historical cost basis as of and for the year ended December 31, 2001 and as of and for the four months ended December 31, 2000. These financial statements do not include any adjustments that might result from a sale of the Business.

     The financial statements include allocations and estimates of direct and indirect UDS general and administrative costs attributable to the operations of the Business. In addition, it was assumed that the majority of refined product sales from the refinery were made to the wholesale marketing business and the wholesale

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

marketing business then sold those refined products to third parties, to UDS' branded jobbers and to the 70 convenience stores being sold. The sales between the refinery and the wholesale marketing business and between the wholesale marketing business and the 70 convenience stores being sold have been eliminated in these financial statements. Management believes that the assumptions, estimates and allocations used to prepare these financial statements are reasonable. However, the allocations may not necessarily be indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.

     The Business' results of operations may be affected by seasonal factors, such as the demand for petroleum products, which vary during the year, or industry factors that may be specific to a particular period, such as industry supply capacity and refinery turnarounds.

     Use of Estimates: The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews their estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.

     Inventories: Crude oil and refined product inventories are valued at the lower of cost or market (net realizable value). Cost is determined primarily on the last-in, first-out (LIFO) basis. Materials, supplies and convenience store merchandise are valued at average cost, but not in excess of market value.

     Property, Plant and Equipment: Additions to property, plant and equipment, including capitalized interest, are recorded at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the related asset.

     Goodwill: The excess of UDS' purchase price over the fair value of net assets of the Golden Eagle refinery (goodwill) was amortized using the straight-line method over 20 years. For a discussion of goodwill, see the discussion of FASB Statement No. 142 below.

     Impairment: Long-lived assets, including goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The evaluation of recoverability is performed using undiscounted estimated net cash flows generated by the related assets. The amount of impairment is determined as the amount by which the net carrying value exceeds discounted estimated net cash flows.

     Refinery Turnaround Costs: Refinery turnaround costs are deferred when incurred and amortized over the period of time estimated to lapse until the next turnaround occurs which is typically three to four years. These costs include, among other things, the cost to repair, restore, refurbish or replace refinery equipment such as vessels, tanks, reactors, piping, valves, fittings, rotating equipment, instrumentation, electrical equipment, heat exchangers, and fired heaters.

     Environmental Remediation Costs: Environmental remediation costs are expensed and the related accrual established when site restoration and environmental remediation and cleanup obligations are either known or considered probable and can be reasonably estimated. Accrued liabilities are not discounted to present value and are not reduced by possible recoveries from third parties. Environmental costs include initial site surveys, costs for remediation and restoration, including direct internal costs, and ongoing monitoring costs, as well as fines, damages and other costs, when estimable. Adjustments to initial estimates are recorded, from time to time, to reflect changing circumstances and estimates based upon additional information developed in subsequent periods. See
Note 12 regarding environmental liabilities retained by Tosco Corporation, which has been subsequently acquired by Phillips Petroleum Company.

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Net Parent Investment: The net parent investment represents a net balance as the result of various transactions between the Business and UDS. The balance is the result of the Business' participation in UDS' central cash management program under which all of the Business' cash receipts were remitted to and all cash disbursements were funded by UDS. Other transactions affecting the net parent investment include intercompany sales to UDS and administrative and support expenses incurred by UDS that were allocated to the Business. There are no terms of settlement or interest charges associated with the net parent investment balance.

     Revenue Recognition: Sales and other revenues are recognized when the related goods are shipped and all significant obligations have been satisfied.

     Shipping and Handling Fees and Costs: Shipping and handling fees and costs are classified in cost of products sold. Such fees and costs relate to the transportation (via ship, train, truck or pipeline) of crude oil and other feedstocks to the refinery and refined products from the refinery to wholesale markets and company-operated and dealer-operated convenience stores.

     Excise Taxes: Federal excise and state motor fuel taxes collected on the sale of products and remitted to governmental agencies are included in sales and other revenues and in taxes other than income taxes. For the year ended December 31, 2001 and the four months ended December 31, 2000, excise taxes were $156,803,000 and $42,247,000, respectively.

     Income Taxes: Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred amounts are measured using enacted tax rates expected to apply to taxable income in the year those temporary differences are expected to be recovered or settled.

     Historically, the Business' results have been included in the consolidated federal and state income tax returns filed by UDS. The income tax provisions in the statements of income represent the current and deferred income taxes that would have resulted if the Business were a stand-alone taxable entity filing its own income tax returns. Accordingly, the calculations of income tax provisions and deferred taxes necessarily require certain assumptions, allocations and estimates which management believes are reasonable to reflect the tax reporting for the Business as a stand-alone taxpayer.

     Comprehensive Income: The Business has reported no comprehensive income due to the absence of items of other comprehensive income in all periods presented.

     Derivative Instruments and Hedging Activities: Effective January 1, 2001, the Business adopted Financial Accounting Standards Board (FASB) Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. This statement established accounting and reporting standards for derivative instruments and for hedging activities. It requires that all derivative instruments be recognized as either assets or liabilities in the balance sheet and be measured at their fair value. The statement requires that changes in the derivative instrument's fair value be recognized currently in earnings unless specific hedge accounting criteria are met.

     The adoption of Statement No. 133, as amended, could increase volatility in the Business' net income and other comprehensive income based on the level of derivative instruments utilized and the extent of hedging activities, which are subject to change from time to time based on management's decision as to the appropriate strategies and overall risk exposure levels. There was no impact of adopting Statement No. 133, as amended, on January 1, 2001 as no derivative assets or liabilities were held.

     The Business enters into contracts that provide for the purchase of crude oil and other feedstocks and for the sale of refined products. Certain of these contracts meet the definition of a derivative instrument in

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

accordance with Statement No. 133, as amended. The Business believes that these contracts qualify for the normal purchases and normal sales exception under Statement No. 133, as amended, because they will be delivered in quantities expected to be used or sold over a reasonable period of time in the normal course of business. Accordingly, these contracts are designated as normal purchases and normal sales contracts and are not required to be recorded as derivative instruments under Statement No. 133, as amended.

     In addition, the Business uses commodity futures contracts to procure a large portion of its crude oil requirements and to hedge its exposure to crude oil, refined product and natural gas price volatility. Under Statement No. 133, as amended, these commodity futures contracts are not designated as hedging instruments and therefore are marked to market each period. The Business uses commodity price swaps to manage its exposure to price volatility related to forecasted purchases of crude oil, other feedstocks and natural gas and sales of refined products. Under Statement No. 133, as amended, commodity price swaps are not designated as hedges and are therefore adjusted to market each period.

NEW ACCOUNTING PRONOUNCEMENTS

  FASB Statement No. 141

     In June 2001, the FASB issued Statement No. 141, "Business Combinations." Statement No. 141 addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and Statement No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." All business combinations within the scope of Statement No. 141 are to be accounted for using the purchase method. The provisions of Statement No. 141 apply to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Business has not entered into a business combination subsequent to July 1, 2001.

  FASB Statement No. 142

     Also in June 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets." Statement No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." Statement No. 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of Statement No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. This statement is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. The statement provides that goodwill and other intangible assets that have indefinite useful lives will not be amortized but instead will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives, but such lives will not be limited to 40 years. Goodwill amortization for the year ended December 31, 2001 and the four months ended December 31, 2000 was $5,348,000 and $558,000, respectively. Impairment losses that arise due to the initial application of Statement No. 142 are to be reported as resulting from a change in accounting principle. As a result of this statement, management believes that future reported net income may be more volatile because impairment losses related to goodwill are likely to occur irregularly and in varying amounts.

  FASB Statement No. 143

     In June 2001, the FASB also issued Statement No. 143, "Accounting for Asset Retirement Obligations." This statement establishes standards for accounting for an obligation associated with the retirement of a

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

tangible long-lived asset. An asset retirement obligation should be recognized in the financial statements in the period in which it meets the definition of a liability as defined in FASB Concepts Statement No. 6, "Elements of Financial Statements." The amount of the liability would initially be measured at fair value. Subsequent to initial measurement, an entity would recognize changes in the amount of the liability resulting from (a) the passage of time and (b) revisions to either the timing or amount of estimated cash flows. Statement No. 143 also establishes standards for accounting for the cost associated with an asset retirement obligation. It requires that, upon initial recognition of a liability for an asset retirement obligation, an entity capitalize that cost by recognizing an increase in the carrying amount of the related long-lived asset. The capitalized asset retirement cost would then be allocated to expense using a systematic and rational method. Statement No. 143 will be effective for financial statements issued for fiscal years beginning after June 15, 2002, with earlier application encouraged. The Business is currently evaluating the impact of adopting this new statement.

  FASB Statement No. 144

     In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," but retains Statement No. 121's fundamental provisions for recognition and measurement of impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. This statement also supersedes APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Statement No. 144 does not apply to goodwill or other intangible assets, the accounting and reporting of which is addressed in newly issued Statement No. 142, "Goodwill and Other Intangible Assets." The provisions of Statement No. 144 are effective for financial statements for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The Business is currently evaluating the impact of adopting this new statement.

NOTE 3: ACQUISITION OF THE GOLDEN EAGLE REFINERY BY UDS

     On August 31, 2000, Ultramar acquired Tosco Corporation's 168,000 barrel per day Avon Refinery (renamed the Golden Eagle Refinery) located in the San Francisco bay area of California. The initial purchase price of $806,812,000 included the crude oil, other feedstock and refined product inventories and the assumption of certain liabilities. The purchase was funded by UDS through a combination of proceeds from a bridge loan, sales of accounts receivable under an existing securitization facility and borrowings under a commercial paper program. The terms of the purchase and sale agreement also provided for additional consideration of up to $150,000,000 over an eight-year period if average annual West Coast refinery margins exceeded historical averages.

     The acquisition was accounted for using the purchase method. The purchase price was allocated based on the estimated fair values of the individual assets and liabilities at the date of acquisition. During the subsequent year, September 1, 2000 through August 31, 2001, it was determined that the estimated fair values of inventories, accrued liabilities, other long-term liabilities and the lease termination obligation were understated and property, plant and equipment was overstated. In addition, West Coast refinery margins exceeded historical averages resulting in the full $150,000,000 of contingent consideration becoming due to Tosco Corporation. In accordance with the purchase and sale agreement, the $150,000,000 was paid to Tosco

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Corporation in November 2001. The following table summarizes the revisions to the initial allocation of purchase price.

                                                     ALLOCATION    ALLOCATION    ALLOCATION
                                                     AUGUST 31,   DECEMBER 31,   AUGUST 31,
                                                        2001          2000          2000
                                                     ----------   ------------   ----------
                                                                 (IN THOUSANDS)
Inventories and other current assets...............   $179,794      $150,292      $150,292
Property, plant and equipment......................    641,999       645,999       650,000
Goodwill...........................................    205,351        33,458        28,632
Accrued liabilities................................    (11,289)           --            --
Employee benefit liabilities.......................    (22,032)      (22,032)      (22,112)
Lease termination obligation.......................    (36,088)           --            --
Other long-term liabilities........................     (1,800)           --            --
                                                      --------      --------      --------
          Total purchase price.....................   $955,935      $807,717      $806,812
                                                      ========      ========      ========

NOTE 4: INVENTORIES

     Inventories consisted of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Crude oil and other feedstocks..............................  $ 67,855   $ 75,992
Refined products and other finished products and convenience
  store items...............................................    85,434     75,681
Materials and supplies......................................     8,283         --
Refined products due under exchange contracts...............     1,410     17,763
                                                              --------   --------
          Total inventories.................................  $162,982   $169,436
                                                              ========   ========

     As of December 31, 2001, the Business recorded a $55,930,000 non-cash reduction in the carrying value of crude oil and refined product inventories to reduce such inventories to market value which was lower than LIFO cost.

NOTE 5: OTHER CURRENT ASSETS

     Other current assets consisted of the following:

                                                               DECEMBER 31,
                                                              ---------------
                                                               2001     2000
                                                              ------   ------
                                                              (IN THOUSANDS)
Prepaid expenses (primarily ad valorem taxes)...............  $3,644   $5,313
Derivative asset, net of $923 deemed uncollectible..........   1,226       --
                                                              ------   ------
          Other current assets, net.........................  $4,870   $5,313
                                                              ======   ======

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6: PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following:

                                                                      DECEMBER 31,
                                                     ESTIMATED     -------------------
                                                   USEFUL LIVES      2001       2000
                                                   -------------   --------   --------
                                                                     (IN THOUSANDS)
Refining facilities..............................  15 - 30 years   $711,408   $645,999
Retail facilities................................   5 - 30 years     48,053     46,201
Construction in progress.........................                    71,266     20,763
                                                                   --------   --------
          Total..................................                   830,727    712,963
Accumulated depreciation and amortization........                   (58,575)   (21,531)
                                                                   --------   --------
  Property, plant and equipment, net.............                  $772,152   $691,432
                                                                   ========   ========

NOTE 7: OTHER ASSETS

     Other assets consisted of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                                2001      2000
                                                              --------   -------
                                                                (IN THOUSANDS)
Goodwill, net of accumulated amortization of $5,906 in 2001
  and $558 in 2000..........................................  $199,446   $32,900
Refinery turnaround costs, net of accumulated amortization
  of $1,286 in 2001.........................................    55,233        --
Employee notes receivable...................................     3,329     2,842
                                                              --------   -------
  Other assets, net.........................................  $258,008   $35,742
                                                              ========   =======

NOTE 8: INCOME TAXES

     The amounts presented below relate only to the Business and were calculated as if the Business filed separate federal and state income tax returns.

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes consisted of the following:

                                                          YEAR ENDED    FOUR MONTHS ENDED
                                                         DECEMBER 31,     DECEMBER 31,
                                                             2001             2000
                                                         ------------   -----------------
                                                                  (IN THOUSANDS)
Current:
  Federal..............................................    $12,474           $ 4,333
  State................................................      5,727             1,452
                                                           -------           -------
          Total current................................     18,201             5,785
                                                           -------           -------
Deferred:
  Federal..............................................     37,144            21,032
  State................................................      4,752             3,304
                                                           -------           -------
          Total deferred...............................     41,896            24,336
                                                           -------           -------
Provision for income taxes.............................    $60,097           $30,121
                                                           =======           =======

     Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the Business' financial statements. The components of the Business' net deferred income tax liabilities consisted of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
                                                               (IN THOUSANDS)
Deferred income tax assets:
  LIFO inventory............................................  $ 1,020   $    --
  Goodwill..................................................       --       191
  Accrued liabilities.......................................    1,783       537
  Other long-term liabilities...............................    1,167     1,404
  Net operating loss carryforwards..........................       --       795
  Alternative minimum tax credit............................    6,536     4,332
                                                              -------   -------
          Total deferred income tax assets..................   10,506     7,259
                                                              -------   -------
Deferred income tax liabilities:
  LIFO inventory............................................       --    14,217
  Property, plant and equipment.............................   60,851    24,945
  Refinery turnaround costs.................................   31,795     9,269
  Goodwill..................................................      928        --
                                                              -------   -------
          Total deferred income tax liabilities.............   93,574    48,431
                                                              -------   -------
          Net deferred income tax liabilities...............  $83,068   $41,172
                                                              =======   =======

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The differences between the Business' effective income tax rate and the U.S. federal statutory rate is reconciled as follows:

                                                          YEAR ENDED    FOUR MONTHS ENDED
                                                         DECEMBER 31,     DECEMBER 31,
                                                             2001             2000
                                                         ------------   -----------------
U. S. federal statutory rate...........................      35.0%            35.0%
State income taxes (net of federal tax benefit)........       5.8              5.8
Other..................................................       0.1              0.1
                                                             ----             ----
  Effective income tax rate............................      40.9%            40.9%
                                                             ====             ====

NOTE 9:  RELATED-PARTY TRANSACTIONS

     Transactions between the Business and UDS included sales of refined products from the Business to UDS and the allocation of salary and employee benefit costs, insurance costs, and administrative fees from UDS to the Business.

     The Business participated in UDS' centralized cash management program under which cash receipts and cash disbursements were processed through UDS' cash accounts with a corresponding credit or charge to an intercompany account. This intercompany account is included in the net parent investment balance.

     During the year ended December 31, 2001 and the four months ended December 31, 2000, UDS provided the Business with certain general and administrative services, including the centralized corporate functions of legal, accounting, treasury, engineering, information technology, human resources and other corporate services. Charges for these services were allocated based on various factors, including investments in property, personnel headcount, and refinery capacity. Management believes that the amount of general and administrative expenses allocated to the Business is a reasonable approximation of the costs related to the Golden Eagle Refinery and northern California retail operations. For purposes of these financial statements, payables and receivables related to transactions between the Business and UDS are included as a component of the net parent investment.

     The following table summarizes transactions with UDS:

                                                          YEAR ENDED    FOUR MONTHS ENDED
                                                         DECEMBER 31,     DECEMBER 31,
                                                             2001             2000
                                                         ------------   -----------------
                                                                  (IN THOUSANDS)
Sales and other revenues...............................    $42,738           $    --
Operating expenses.....................................     77,046            23,750
General and administrative expenses....................     15,378             5,794

NOTE 10:  EMPLOYEE BENEFIT PLANS

     Employees who work in the Business are included in the various employee benefit plans of UDS. These plans include qualified, non-contributory defined benefit retirement plans, defined contribution 401(k) plans, employee and retiree medical, dental and life insurance plans, long-term incentive plans (i.e., stock options and bonuses) and other such benefits. For the purposes of these carve-out financial statements, the Business is considered to be participating in multi-employer benefit plans of UDS.

     The Business' allocated share of UDS employee benefit plan expenses were $16,996,000 and $4,908,000 for the year ended December 31, 2001 and the four months ended December 31, 2000, respectively. These employee benefit plan expenses are included in operating expenses with the related payroll costs.

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In connection with the acquisition of the Golden Eagle Refinery on August 31, 2000, UDS assumed $22,032,000 related to employee pension and other post-retirement benefit obligations. The amount accrued by the Business for pension and other post-retirement benefit obligations as of December 31, 2001 and 2000 is reflected in the employee benefit obligations in the related balance sheets. The weighted-average assumptions used in computing the actuarial present value of such benefit obligations were as follows:

                                                         YEAR ENDED     FOUR MONTHS ENDED
                                                        DECEMBER 31,      DECEMBER 31,
                                                            2001              2000
                                                       --------------   -----------------
Discount rate........................................           7.00%             7.75%
Expected long-term rate of return on plan assets.....           8.75%             9.50%
Rate of compensation increases.......................           5.00%             4.50%
Health care cost trend rate..........................          10.00%             7.70%
                                                        decreasing to     decreasing to
                                                       ultimate trend    ultimate trend
                                                        rate of 5.50%     rate of 5.60%
                                                              in 2006           in 2006

NOTE 11: CONTINGENCIES AND COMMITMENTS

  Leases and Contracts

     The Business leases a wide variety of facilities and equipment under operating leases, including the MTBE facility discussed below, office equipment and transportation equipment. Rent expense approximated $10,970,000 (including $5,720,000 for the MTBE facility lease) and $2,822,000 for the year ended December 31, 2001 and the four months ended December 31, 2000, respectively.

     Future minimum rental payments applicable to non-cancelable operating leases as of December 31, 2001, excluding the MTBE facility lease payments subsequent to 2002, are as follows (in thousands):

2002........................................................   $ 6,789
2003........................................................       812
2004........................................................       612
2005........................................................       529
2006........................................................       474
Thereafter..................................................     3,532
                                                               -------
  Future minimum lease payments.............................   $12,748
                                                               =======

     UDS previously entered into a long-term operating lease arrangement, which expires in July 2003, with Jamestown Funding, L.P. for several of its convenience stores. Included in the Jamestown lease arrangement is one of the Business' retail convenience stores. After the non-cancelable lease term, the Jamestown lease may be extended by agreement of the parties, or the Business may purchase or arrange for the sale of the convenience store. The amount necessary to purchase the convenience store as of December 31, 2001 would have been $1,578,000.

     In conjunction with the acquisition of the Golden Eagle Refinery, UDS assumed a long-term contract for the supply of hydrogen, which expires in 2009. The hydrogen contract has take-or-pay provisions requiring a monthly payment totaling approximately $1,000,000, which is adjusted periodically based on certain market indices. Also in conjunction with the acquisition of the Golden Eagle Refinery, UDS assumed an operating lease for the MTBE facility located at the refinery, which expires in 2010. At the time of the acquisition,

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

governmental regulations required that the use of MTBE blended gasolines be phased out by 2004. The Golden Eagle Refinery is completing various capital projects, which will allow it to phase out MTBE effective December 31, 2002. Accordingly, a lease termination obligation for the MTBE facility lease of $36,088,000 was accrued as part of the allocation of the purchase price.

  San Francisco Baykeeper's Citizen Suit

     On February 16, 2001, an environmental group named San Francisco Baykeeper (Baykeeper) filed a complaint against Ultramar alleging violations of the Clean Water Act, the California Water Code, and a storm water pollution prevention plan pertaining to a petroleum coke loading terminal in Pittsburg, California owned by Ultramar. In January 2002, Ultramar and Baykeeper entered into a settlement agreement that is presently awaiting court approval. The settlement will require Ultramar to reimburse Baykeeper's legal costs, evaluate the use of the coke terminal and either discontinue its use of the terminal or implement best available technology. The owner of the terminal will have up to four years to implement this settlement agreement. Pursuant to the pending sale and purchase agreement related to the Business between Ultramar and Tesoro Refining and Marketing Company (Tesoro) dated as of February 4, 2002, as amended (Sale and Purchase Agreement), which is discussed in Note 16: Sale and Purchase Agreement with Tesoro below, Tesoro will assume the obligations for implementation of this settlement agreement.

  Communities For A Better Environment

     On March 31, 2001, two environmental groups, Communities for a Better Environment and San Francisco Baykeeper (collectively Plaintiffs), filed a lawsuit challenging certain orders by the California State Water Resources Control Board and the San Francisco Regional Water Quality Control Board (collectively the Boards) that grant the Golden Eagle Refinery a water discharge permit, also known as a National Pollutant Discharge Elimination System (NPDES) permit. The lawsuit was brought in the form of a petition for writ of mandamus against the Boards. Ultramar is named as the real party in interest.

     The NPDES permit sets an interim limit and proposals for establishing a final limit on certain discharges from the refinery. The interim limit could extend until 2010. The Plaintiffs make three claims, namely that (a) the permit lacks any "Water Quality Based Effluent Limitation," in violation of the Clean Water Act, because the interim limit is performance-based, not water quality based, (b) the new permit violates the Clean Water Act's anti-backsliding requirement, because the interim limit is less stringent than the facility's prior NPDES permit, and (c) the schedule for interim and final limits violates legal limitations in the Clean Water Act and state law, in part because the period for interim limitations is allegedly too long.

     If the Plaintiffs prevail, then the refinery's ultimate permit limits could be reduced to the prior limits, to an alternative final limit, or to some other stringent limit. If the refinery is required to meet one of these more stringent limits, the Business could incur significant capital expenditures to comply with that limit. Pursuant to the pending Sale and Purchase Agreement with Tesoro, Tesoro will assume the defense and obligations associated with this litigation.

  General

     There are various other legal proceedings and claims pending against the Business which arise in the ordinary course of business. It is management's opinion, based upon advice of counsel, that these matters, individually or in the aggregate, will not have a material adverse effect on the results of operations or financial position of the Business.

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 12:  ENVIRONMENTAL MATTERS

     The operations of the Business are subject to environmental laws and regulations adopted by various federal, state and local governmental authorities in the jurisdictions in which it operates. Although management believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in petroleum refining and retail marketing operations, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental laws and regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, the Business has adopted policies, practices and procedures in the areas of pollution control, product safety, occupational health and the production, handling, storage, use and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from those events. However, some risk of environmental or other damage is inherent in the Business, as it is with other companies engaged in similar businesses.

     In conjunction with the acquisition of the Golden Eagle Refinery from Tosco Corporation on August 31, 2000, Tosco Corporation agreed to indemnify UDS for up to $50,000,000 of environmental liabilities that are discovered subsequent to the acquisition. Excluded from this indemnification are liabilities that result from a change in environmental law after August 31, 2000.

     The balances of and changes in accruals for environmental matters, which are primarily related to retail operations and are principally included in other long-term liabilities, consisted of the following:

                                                          YEAR ENDED    FOUR MONTHS ENDED
                                                         DECEMBER 31,     DECEMBER 31,
                                                             2001             2000
                                                         ------------   -----------------
                                                                  (IN THOUSANDS)
Balance at beginning of period.........................     $3,446           $2,898
  Additions to accrual.................................        223              548
  Payments.............................................       (806)              --
                                                            ------           ------
Balance at end of period...............................     $2,863           $3,446
                                                            ======           ======

     The accruals noted above represent the Business' best estimate of the costs which will be incurred over an extended period for restoration and environmental remediation at various sites. However, environmental exposures are difficult to assess and estimate due to unknown factors such as the magnitude of possible contamination, the timing and extent of remediation, the determination of the Business' liability in proportion to other parties, improvements in cleanup technologies and the extent to which environmental laws and regulations may change in the future. The liabilities reflected above have not been reduced by possible recoveries from third parties and projected cash expenditures have not been discounted.

NOTE 13:  BUSINESS SEGMENTS

     The Business has two reportable segments, refining and retail. The refining segment includes the Golden Eagle Refinery, and related wholesale marketing operations. The retail segment includes the operations of the 70 company-operated convenience stores in Northern California. Operations that are not included in the two reportable segments are included in the Corporate category and consist primarily of general and administrative expenditures. The Business' operations are located in the State of California.

     The reportable segments are strategic business units that offer different products and services. They have been historically managed separately as each business requires different technology and marketing strategies. The accounting policies for the segments are the same as those described in the summary of significant

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

accounting policies. The Business evaluates performance based on earnings before interest, taxes and depreciation and amortization (EBITDA). The calculation of EBITDA is not based on United States generally accepted accounting principles and should not be considered as an alternative to net income or cash flows from operating activities (which are determined in accordance with US GAAP). This measure may not be comparable to similarly titled measures used by other entities as other entities may not calculate EBITDA in the same manner as the Business. Intersegment sales are generally derived from transactions made at prevailing market rates. Total expenditures include capital expenditures, acquisition costs, catalysts, and deferred refinery turnaround costs.

                                           REFINING     RETAIL    CORPORATE     TOTAL
                                          ----------   --------   ---------   ----------
                                                          (IN THOUSANDS)
YEAR ENDED DECEMBER 31, 2001:
  Sales and other revenues from external
     customers..........................  $1,730,154   $290,442   $     --    $2,020,596
  Intersegment sales....................     152,482         --         --       152,482
  EBITDA................................     190,237     16,209    (15,378)      191,068
  Depreciation and amortization.........      41,855      2,114         --        43,969
  Operating income (loss)...............     148,382     14,095    (15,378)      147,099
  Total assets..........................   1,160,257     40,748         --     1,201,005
  Total expenditures....................     326,732         61         --       326,793

FOUR MONTHS ENDED DECEMBER 31, 2000:
  Sales and other revenues from external
     customers..........................     737,312    104,449         --       841,761
  Intersegment sales....................      60,994         --         --        60,994
  EBITDA................................      88,266      3,466     (5,794)       85,938
  Depreciation and amortization.........      11,575        654         --        12,229
  Operating income (loss)...............      76,691      2,812     (5,794)       73,709
  Total assets..........................     864,673     40,435         --       905,108
  Total expenditures....................      20,964      1,450         --        22,414

     Sales and other revenues from external customers for the Business' principal products were as follows:

                                                          YEAR ENDED    FOUR MONTHS ENDED
                                                         DECEMBER 31,      DECEMBER 31,
                                                             2001              2000
                                                         ------------   ------------------
                                                                  (IN THOUSANDS)
REFINING:
  Gasoline and blendstocks.............................   $1,171,950         $491,623
  Distillates (diesel and jet fuel)....................      463,940          211,788
  Other................................................       94,264           33,901
RETAIL:
  Fuel sales (gasoline and diesel).....................      242,989           89,848
  Merchandise sales....................................       47,453           14,601
                                                          ----------         --------
     Total sales and other revenues from external
       customers.......................................   $2,020,596         $841,761
                                                          ==========         ========

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 14:  FINANCIAL INSTRUMENTS

Financial instruments consisted of the following:

                                                               DECEMBER 31,
                                                              ---------------
                                                               2001     2000
                                                              ------   ------
                                                              (IN THOUSANDS)
Cash........................................................  $  189   $  171
Employee notes receivable...................................   3,329    2,842
Commodity price swap contracts:
  Derivative assets, net....................................   1,226       --
  Derivative liabilities....................................   2,967       --

     As of December 31, 2001, the carrying value of the commodity price swaps approximated fair value and the Business had no commodity futures contracts outstanding. As of December 31, 2000, the Business had no commodity price swaps or futures contracts outstanding.

     The Business is subject to the market risk associated with changes in the market price of the crude oil and refined products underlying the derivative instruments; however, the effect of these changes in values is generally mitigated by changes in the sales price of the Business' refined products.

NOTE 15:  SUBSEQUENT EVENT

  Union Oil Company of California Litigation

     On January 22, 2002, Union Oil Company of California (Unocal) filed a patent infringement lawsuit against Valero in California federal court. The complaint seeks a 5.75 cent per gallon royalty on all reformulated gasoline infringing on Unocal's '393 and '126 patents. These patents cover certain compositions of cleaner-burning gasoline. The complaint seeks treble damages for Valero's alleged willful infringement of Unocal's patents. In a previous lawsuit, Unocal prevailed against five other major refiners involving its '393 patent.

     In August 2001, the FTC announced that it was commencing an antitrust investigation concerning Unocal's conduct with a joint industry research group while Unocal was prosecuting its patents at the U.S. Patent and Trademark Office
(PTO). An injunction against Unocal's enforcement of its patents is a potential outcome of the FTC investigation. In 2001, the PTO commenced a reexamination of Unocal's '393 patent, and in January 2002, the PTO issued a nonfinal rejection of all claims of the '393 patent. Unocal has the opportunity to respond. In January 2002, the PTO reversed an earlier denial and commenced reexamination of Unocal's '126 patent. Both reexaminations could affect the scope and validity of the patents.

     Notwithstanding the judgment against the other refiners in the previous litigation, management believes that it has several strong defenses to Unocal's lawsuit, including those arising from Unocal's misconduct, and management believes it will prevail in the lawsuit. However, an adverse result could have a materially adverse effect on the results of operations and financial position of the Business. Pursuant to the terms of the pending Sale and Purchase Agreement with Tesoro, Ultramar and its predecessors will retain liability for any infringement of Unocal's patents at the Golden Eagle Refinery prior to its sale to Tesoro.

NOTE 16: SALE AND PURCHASE AGREEMENT WITH TESORO

     In February 2002, Ultramar entered into the Sale and Purchase Agreement (as amended February 20, 2002) dated February 4, 2002, with Tesoro whereby Tesoro will acquire the Golden Eagle Refinery and associated wholesale marketing operation in Northern California and the network of 70 convenience stores located in the northern half of California. The total purchase price of $1,125,000,000 also includes an

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

estimated amount for crude oil and refined product inventories and the assumption of various employee benefit and lease obligations, but excludes certain liabilities of the Business, including accounts payable, certain accrued liabilities, and income tax obligations.

                                   APPENDIX B

                        PRO FORMA FINANCIAL INFORMATION

                         PRO FORMA FINANCIAL STATEMENTS

     When used in these Pro Forma Financial Statements, the terms "Tesoro", "we", "our" and "us" except as otherwise indicated or as the context otherwise indicates, refer to Tesoro Petroleum Corporation and its subsidiaries.

     We entered into a sale and purchase agreement with Ultramar Inc., a subsidiary of Valero Energy Corporation, on February 4, 2002, which was amended on February 20, 2002. We agreed to acquire the 168,000 barrels per day ("bpd") Golden Eagle refinery located in Martinez, California near the San Francisco Bay Area along with 70 associated retail sites throughout northern California (collectively, the "Golden Eagle Assets").

     On September 6, 2001, we acquired two refineries in North Dakota and Utah and related storage, distribution and retail assets from certain affiliates of BP p.l.c. ("BP"). The acquired assets include a 60,000 bpd refinery in Mandan, North Dakota and a 55,000 bpd refinery in Salt Lake City, Utah. In connection with the acquisition of the North Dakota refinery, we purchased a North Dakota-based, common-carrier crude oil pipeline and gathering system ("Pipeline System") from certain affiliates of BP on November 1, 2001. The Pipeline System is the primary crude supply carrier for our Mandan, North Dakota refinery. The purchase of the Pipeline System and the acquisition of the North Dakota and Utah refineries and related storage, distribution and retail assets are collectively referred to as the "Mid-Continent Acquisition".

     The following unaudited pro forma combined condensed balance sheet gives effect to the following events as if each had occurred on December 31, 2001:

     - the pending acquisition of the Golden Eagle Assets;

     - a planned offering of 20,000,000 shares of Tesoro common stock; and

     - borrowings under our senior secured credit facility and other debt financings, as necessary to consummate the pending acquisition of the Golden Eagle Assets.

     The Mid-Continent Acquisition and the related financings closed during the course of 2001 and are included in Tesoro's historical balance sheet as of December 31, 2001 as reported in our Annual Report on Form 10-K for the year ended December 31, 2001.

     The following unaudited pro forma combined condensed statements of operations give effect to the following events as if each had occurred on January 1, 2001:

MID-CONTINENT ACQUISITION:

     - consummation of the Mid-Continent Acquisition;

     - the related borrowings under our existing senior secured credit facility; and

     - the offering of our 9 5/8% Senior Subordinated Notes due 2008.

PENDING ACQUISITION OF THE GOLDEN EAGLE ASSETS:

     - the pending acquisition of the Golden Eagle Assets;

     - a planned offering of 20,000,000 shares of Tesoro common stock; and

     - borrowings under our senior secured credit facility and other debt financings, as necessary to consummate the pending acquisition of the Golden Eagle Assets.

OTHER ADJUSTMENT:

     - the July 1, 2001 conversion of our Premium Income Equity Securities ("PIES(SM)") into shares of our common stock.

     As reported in our Annual Report on Form 10-K for the year ended December 31, 2001, Tesoro's historical results of operations for the year ended December 31, 2001 included results of the Mid-Continent Acquisition (excluding the Pipeline System) and related interest and financing costs for the period September 6, 2001 (the closing date for those assets) through December 31, 2001 and results of the Pipeline System and related interest and financing costs for the period November 1, 2001 (the closing date for the Pipeline System) through December 31, 2001.

     The pending acquisition of the Golden Eagle Assets will be accounted for using the purchase method of accounting. The estimates of the fair value of the Golden Eagle Assets and related liabilities are based on preliminary valuations. These valuations will be updated with respect to inventories, property, plant and equipment, intangible assets and certain assumed liabilities, and will change from the amounts shown.

     The unaudited pro forma combined condensed financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the future financial position or future results of the combined companies or of the financial position or the results of operations that would have actually occurred had the pending acquisition of the Golden Eagle Assets and the Mid-Continent Acquisition taken place as of the date or for the periods presented. The unaudited pro forma combined condensed statement of operations does not reflect any benefits from potential cost savings or revenue enhancements resulting from the integration of the operations of the Golden Eagle Assets and the Mid-Continent Acquisition. The unaudited pro forma combined condensed statement of operations contains allocations of corporate overhead totaling $23.3 million related to the historical Mid-Continent Acquisition and Golden Eagle Assets financial statements. We believe the actual incremental corporate overhead that we will incur will be less than the allocated amounts.

     These unaudited pro forma combined condensed statements should be read in conjunction with the historical Consolidated Financial Statements of Tesoro Petroleum Corporation included in the Company's Annual Report on Form 10-K for the year December 31, 2001, the Financial Statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. included in Amendment No. 1 to our Current Report on Form 8-K filed on October 24, 2001, and the Financial Statements of Golden Eagle Refining and Marketing Assets Business (the "Golden Eagle Business") in Appendix A to this Current Report on Form 8-K.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 2001

                                                     HISTORICAL                 PRO FORMA
                                                --------------------    --------------------------
                                                             GOLDEN
                                                             EAGLE
                                                 TESORO     BUSINESS    ADJUSTMENTS      COMBINED
                                                --------    --------    -----------      ---------
                                                              (DOLLARS IN MILLIONS)
                                              ASSETS
Current Assets:
  Cash and cash equivalents...................  $   51.9    $    0.2      $  (0.2)(a)    $   51.9
  Receivables.................................     384.9          --           --           384.9
  Inventories.................................     431.8       163.0        (25.0)(b)       569.8
  Prepayments and other.......................       9.4         7.7         (7.7)(a)         9.4
                                                --------    --------      -------        --------
          Total Current Assets................     878.0       170.9        (32.9)        1,016.0
                                                --------    --------      -------        --------
Property, Plant and Equipment.................   1,852.7       830.7         (0.7)(b)     2,682.7
  Less accumulated depreciation and
     amortization.............................    (330.4)      (58.6)        58.6(b)       (330.4)
                                                --------    --------      -------        --------
  Net Property, Plant and Equipment...........   1,522.3       772.1         57.9         2,352.3
                                                --------    --------      -------        --------
Goodwill......................................      95.2       199.4       (177.4)(b)       117.2
Other Assets..................................     166.8        58.6        146.4(b)        407.8
                                                                             36.0(c)
                                                --------    --------      -------        --------
          Total Assets........................  $2,662.3    $1,201.0      $  30.0        $3,893.3
                                                ========    ========      =======        ========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities....  $  504.1    $  110.6      $(105.8)(b)    $  508.9
  Lease termination obligation................        --        36.1        (36.1)(b)          --
  Current maturities of debt and other
     obligations..............................      34.4          --           --(c)         34.4
                                                --------    --------      -------        --------
          Total Current Liabilities...........     538.5       146.7       (141.9)          543.3
Deferred Income Taxes.........................     136.9        85.9        (85.9)(a)       136.9
Other Liabilities.............................     117.4        33.9         21.3(b)        172.6
Debt and Other Obligations....................   1,112.5          --        915.5(c)      2,028.0
Net Parent Investment.........................        --       934.5       (934.5)(d)          --
Stockholders' Equity:
  Common stock................................       7.2          --          3.3(e)         10.5
  Additional paid-in capital..................     448.4          --        252.2(e)        700.6
  Retained earnings...........................     321.9          --           --           321.9
  Treasury stock..............................     (20.5)         --           --           (20.5)
                                                --------    --------      -------        --------
          Total Stockholders' Equity..........     757.0          --        255.5         1,012.5
                                                --------    --------      -------        --------
               Total Liabilities and
                 Stockholders' Equity.........  $2,662.3    $1,201.0      $  30.0        $3,893.3
                                                ========    ========      =======        ========

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 2001

(a) Represents an adjustment to exclude assets and liabilities of the Golden Eagle Business we are not acquiring.

(b) The following is a preliminary estimate of the purchase price for the Golden Eagle Assets (in millions):

Purchase price under the sale and purchase agreement........  $  995.0
Assumed purchased value of feedstock and refined product
  inventories...............................................     130.0
Estimated direct costs of acquisition.......................      10.0
                                                              --------
     Total purchase price...................................  $1,135.0
                                                              ========

    There will be a post-closing adjustment if the actual value of the feedstock and refined products inventories differs from the assumed value. We assume that the feedstock and refined product inventories required for the Golden Eagle Assets are approximately $130 million.

    For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary assessment of the fair value of the assets to be acquired and liabilities to be assumed as follows (in millions):

    Property, plant and equipment...............................  $  830.0
    Inventories:
      Feedstocks and refined products...........................     130.0
      Materials and supplies....................................       8.0
    Other assets, including intangible and turnaround assets....     205.0
    Goodwill....................................................      22.0
    Environmental and employee benefit liabilities..............     (60.0)
                                                                  --------
         Total purchase price...................................  $1,135.0
                                                                  ========

    Preliminarily, we are not recording a liability related to a lease termination obligation recorded on the seller's historical balance sheet. This liability was recorded to reflect the remaining lease payments on a MTBE facility which the seller had planned to stop operating at the end of 2002. However, our present plans are to reconfigure the facility at an estimated cost of less than $5 million and to operate the facility throughout the lease term.

(c) Represents an adjustment to aggregate borrowings of $915.5 million to finance the pending acquisition of the Golden Eagle Assets and to pay an estimated $36 million in related fees, expenses and debt issuance costs. All borrowings have been reflected as non-current for the purposes of this pro forma analysis; however, based on the ultimate terms of our financing, some of this amount could be classified as current maturities.

(d) Represents the elimination of historical equity related to the Golden Eagle Business.

(e) Represents $270 million in estimated gross proceeds from the equity offering used to finance a portion of the pending acquisition of the Golden Eagle Assets, less expected issuance costs of $14.5 million. If we are unable to complete the equity offering or if the proceeds from the equity offering are materially different from the estimated amount, we would be required to increase our borrowings necessary to finance the pending acquisition of the Golden Eagle Assets or we may be unable to finance the pending acquisition at all. In addition, the interest rates assumed on debt could increase substantially if we are unable to complete the equity offering or if the proceeds from the equity offering are materially different from the estimated amount.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                  HISTORICAL                    PRO FORMA            HISTORICAL           PRO FORMA
                          ---------------------------   -------------------------   ------------   ------------------------
                                                        MID-CONTINENT                              GOLDEN EAGLE
                                     MID-CONTINENT(1)     AND OTHER      ADJUSTED   GOLDEN EAGLE     BUSINESS
                           TESORO      ACQUISITION       ADJUSTMENTS      TESORO      BUSINESS     ADJUSTMENTS     COMBINED
                          --------   ----------------   -------------    --------   ------------   ------------    --------
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues................  $5,217.8        $972.3(2)        $   --        $6,190.1     $2,020.6       $ (98.1)(g)   $8,112.6
Costs and Expenses:
  Costs of sales and
    operating
    expenses............   4,857.5         835.0             (5.5)(a)     5,687.0      1,758.2         (98.1)(g)    7,348.3
                                                                                                         1.2(h)
  Writedown of
    inventories to
    market value........        --            --               --              --         55.9(4)         --           55.9
  Selling, general and
    administrative
    expenses............     104.2          19.1(3)            --           123.3         15.4(3)         --          138.7
  Depreciation and
    amortization........      57.4          15.2             (1.2)(b)        75.3         44.0          (5.4)(i)      113.3
                                                              3.9(c)                                    (6.9)(j)
                                                                                                         7.5(k)
                                                                                                        (1.2)(h)
                          --------        ------           ------        --------     --------       -------       --------
Operating Income........     198.7         103.0              2.8           304.5        147.1           4.8          456.4
Interest and Financing
  Costs, Net of
  Capitalized
  Interest..............     (52.8)           --            (37.2)(d)       (90.0)          --         (85.5)(l)     (175.5)
Interest Income.........       1.0            --               --             1.0           --            --            1.0
                          --------        ------           ------        --------     --------       -------       --------
Earnings Before Income
  Taxes.................     146.9         103.0            (34.4)          215.5        147.1         (80.7)         281.9
Income Tax Provision....      58.9          41.2            (13.1)(e)        87.0         60.1         (30.7)(m)      116.4
                          --------        ------           ------        --------     --------       -------       --------
Net Earnings............      88.0          61.8(2)         (21.3)          128.5         87.0         (50.0)         165.5
Preferred Dividend
  Requirements..........       6.0            --             (6.0)(f)          --           --            --             --
                          --------        ------           ------        --------     --------       -------       --------
Net Earnings Applicable
  to Common Stock.......  $   82.0        $ 61.8           $(15.3)       $  128.5     $   87.0       $ (50.0)      $  165.5
                          ========        ======           ======        ========     ========       =======       ========
Weighted Average Common
  Shares:
    Basic...............      36.2                            5.2(f)                                    20.0(n)        61.4
                          ========                         ======                                    =======       ========
    Diluted.............      41.9                                                                      20.0(n)        61.9
                          ========                                                                   =======       ========
Net Earnings Per Share:
    Basic...............  $   2.26                                                                                 $   2.70
                          ========                                                                                 ========
    Diluted.............  $   2.10                                                                                 $   2.67
                          ========                                                                                 ========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2001

INFORMATIONAL NOTES

(1) Includes the Mid-Continent Acquisition (excluding the Pipeline System) for the period from January 1, 2001 through September 5, 2001, and the Pipeline System for the period from January 1, 2001 through October 31, 2001. The results of operations of the Mid-Continent Acquisition (excluding the Pipeline System) are included in Tesoro's historical results from the date of acquisition, September 6, 2001 through December 31, 2001. The results of operations of the Pipeline System are included in Tesoro's historical results from the date of acquisition, November 1, 2001 through December 31, 2001.

(2) In connection with the Mid-Continent Acquisition, we entered into certain offtake agreements with BP to provide us with a distribution channel for a portion of our refined products produced at these refineries. The offtake agreements commit approximately 37,220 bpd of refined products for a period ranging from two to five years. Historically, BP sold these volumes through its distribution network, which included retail stations and jobbers. The product sales prices that we will receive under the offtake agreements may be less than BP historically realized. A decrease in product sales price of 1 cent per gallon would have resulted in a decrease in revenues of $5.7 million and a decrease in net earnings of $3.4 million for the year ended December 31, 2001.

(3) Historical Mid-Continent Acquisition results include $7.9 million, or $0.08 per pro forma diluted share, of allocated corporate overhead. Historical Golden Eagle Business results include $15.4 million, or $0.15 per pro forma diluted share, of allocated corporate overhead.

(4) Represents a year-end, non-cash $55.9 million, or $0.56 per pro forma diluted share, writedown of inventories to current market values. Excluding the impact of this writedown, pro forma diluted net earnings would have been $3.23 per share.

MID-CONTINENT ADJUSTMENTS

(a) Represents an adjustment to conform the accounting policy for refinery maintenance turnaround costs to our policy.

(b) Represents an adjustment in depreciation expense due to the change in property, plant and equipment from book value to fair value. Pro forma depreciation is calculated on the straight-line method over estimated useful lives of 28 years for refinery and pipeline assets and 16 years for terminals and retail assets.

(c) Represents the amortization of acquired intangible assets over their estimated useful lives (weighted average life of 19 years). Intangible assets include jobber agreements, customer contracts, refinery permits and plans and refinery technology.

(d) Represents additional interest expense and amortization of debt issuance costs under our senior secured credit facility and senior subordinated notes, offset by a decrease in interest expense and amortization of debt issuance costs related to our prior credit facility.

(e) Represents the income tax effect of the adjustments above at a combined statutory tax rate of 38%.

OTHER ADJUSTMENT

(f) Represents the elimination of the preferred dividend requirements upon conversion of our PIES(SM) into shares of our common stock on July 1, 2001.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

GOLDEN EAGLE ADJUSTMENTS

(g) Represents an adjustment to eliminate excise taxes on wholesale sales collected on behalf of governmental agencies associated with the seller's operations from both revenues and costs of sales and operating expenses to conform to our accounting policy.

(h) Represents an adjustment to conform the accounting policy for classifying amortization of refinery maintenance turnaround costs to our policy.

(i) Represents an adjustment to eliminate the seller's historical goodwill amortization of $5.4 million. As we will account for our purchase under SFAS No. 141 and No. 142, we will not amortize goodwill resulting from the pending acquisition of the Golden Eagle Assets.

(j) Represents an adjustment to record depreciation expense based on our preliminary allocation of fair values to property, plant and equipment based on a weighted-average estimated useful life of 22 years and estimated salvage value of 10%.

(k) Represents an adjustment to record amortization of acquired intangible assets assuming a weighted average life of 20 years.

(l) Represents an adjustment to record interest expense (and amortization of deferred financing costs) on borrowings required to finance the pending acquisition of the Golden Eagle Assets and to pay related fees, expenses and debt issuance costs at a weighted average annual interest rate of 8%. A 1/8% change in the interest rate associated with these borrowings would have a $1.1 million effect on annual interest expense. A $10 million change in the amount of borrowings necessary to finance the pending acquisition of the Golden Eagle Assets would have a $0.8 million effect on annual interest expense.

(m) Represents the income tax effect of the adjustments above at a combined statutory tax rate of 38%.

(n) Represents an adjustment for an offering of 20 million shares of common stock at a price of $13.50 per share to yield gross proceeds of $270 million. A $1 decrease in the offering price of our common stock would reduce our net proceeds by $19 million, thereby increasing borrowings necessary to finance the pending acquisition of the Golden Eagle Assets and increasing annual interest expense by $1.5 million.

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  23.1         Consent of Arthur Andersen LLP.

  99.1         Press Release issued on February 22, 2002 by Tesoro Petroleum
               Corporation.






                                       4